Exhibit  23  (d)(3)(b)
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                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                             NATIONWIDE MUTUAL FUNDS
                      (TO BE RENAMED GARTMORE MUTUAL FUNDS)
                                       AND
                     VILLANOVA GLOBAL ASSET MANAGEMENT TRUST
             (TO BE RENAMED GARTMORE GLOBAL ASSET MANAGEMENT TRUST)

                           EFFECTIVE DECEMBER 18, 2001




FUNDS OF THE TRUST                                ADVISORY FEES        EFFECTIVE DATE
Gartmore Emerging Markets Fund. . . . . . .  1.15% of the Fundaverage       30-Aug-00
                                             daily net assets

Gartmore International Growth Fund. . . . .  1.00% of the Fundaverage       30-Aug-00
                                             daily net assets

Gartmore Global Leaders Fund. . . . . . . .  1.00% of the Fundaverage       30-Aug-00
   (to be renamed Gartmore Worldwide. . . .  daily net assets
   Leaders Fund*)

Gartmore European Leaders Fund. . . . . . .  1.00% of the Fundaverage      Not Seeded
   (formerly Gartmore European Growth Fund)  daily net assets

Gartmore Global Small Companies Fund. . . .  1.15% of the Fundaverage      Not Seeded
                                             daily net assets

Gartmore OTC Fund . . . . . . . . . . . . .  1.00% of the Fundaverage      Not Seeded
                                             daily net assets

Gartmore International Small Cap. . . . . .  1.10% of the Fundaverage       28-Dec-00
   Growth Fund. . . . . . . . . . . . . . .  daily net assets

Gartmore Asia Pacific Leaders Fund. . . . .  1.00% of the Fundaverage      Not Seeded
                                             daily net assets

Gartmore Global Financial Services Fund . .  1.00% of the Fundaverage       18-Dec-01
                                             daily net assets

Gartmore Global Utilities Fund. . . . . . .  0.80% of the Fundaverage       18-Dec-01
                                             daily net assets

*    Name  change  to  be  effective  with  Trust  name  change in January 2002.

                          ADVISER
                          VILLANOVA  GLOBAL  ASSET  MANAGEMENT  TRUST
                          (to  be  renamed  Gartmore  Global  Asset  Management
                          Trust)

                          By:  /s/  Kevin  S.  Crossett

                             Name:  Kevin  S.  Crossett

                          Title:  V.P.  -  Associate  General  Counsel


                          TRUST
                          NATIONWIDE  MUTUAL  FUNDS
                         (to  be  renamed  Gartmore  Mutual  Funds)

                          By:  /s/  Dina  Tantra

                            Name:  Dina  Tantra

                          Title: Assistant Secretary




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